                                   EXHIBIT 3.1

                                STATE OF DELAWARE
                          OFFICE OF SECRETARY OF STATE


           I, Elisha C. Dukes, Secretary of State of the State of Delaware, do hereby certify that the above and foregoing is a true and correct copy of Certificate of Incorporation of the "DIODES INCORPORATED", as received and filed in this office the twenty-ninth day of July, A.D. 1968, at 10 o'clock A.M.


                                IN TESTIMONY WHEREOF, I have hereunto set my
hand and official seal at Dover this twenty-ninth day of July in the year of our Lord, one thousand nine hundred and sixty-eight.




/s/ Elisha C. Dukes

Secretary of State




/s/
   -------------------------------
      Ass't Secretary of State

                          CERTIFICATE OF INCORPORATION

                                       OF

                               DIODES INCORPORATED


        FIRST: The name of the corporation (hereinafter called the "Company") is DIODES INCORPORATED.

                SECOND: The registered office of the Company in the State of Delaware is located at 100 West Tenth Street, in the City of Wilmington, in the County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

                THIRD: The nature of the business, or objects or purposes to be transacted, promoted, or carried on are as follows:

                (1) To engage in the business of manufacturing solid state and electronic devices.

                (2) To do everything necessary, proper, advisable, or convenient for the accomplishment of the purposes hereinabove set forth, and to do all other things incidental thereto connected therewith, which are not forbidden by statute or by this Certificate of Incorporation.

                (3) To engage in any lawful act or activity for which corporations may be organized Under the General Corporation Law of Delaware.

                (4) To carry out the purposes hereinabove set forth in any state, territory, district or Possession of the United States, or in any foreign country, to the extent that such purposes are not forbidden by the law of such state, territory, district or possession of the United States or by such foreign country; and, in the case of any state or territory, district or possession of the United States, or any foreign country, in which one or more of such purposes are forbidden by law, to limit the purpose or purposes for which the company proposes to carry on in such state, territory, district or possession of the United States, or foreign country, to such purpose or purposes as are not forbidden by the law thereof, and any certificate for application to do business in such state, territory, district or possession of the United States, or foreign country.

            FOURTH: The Company is authorized to issue a total of ten million (10,000,000) shares of all classes of stock. Of such total number of authorized shares of stock, nine million (9,000,000) shares are Common Stock, each of which shares of Common Stock has a par value of Sixty-Six and Two-Thirds Cents ($.66-2/3), and one million (1,000,000) shares are Preferred Stock, each of which shares of Preferred Stock has a par value of One Dollar ($1.00).

            A statement of the designations of the authorized classes of stock or of any series thereof, and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, or of the authority of the Board of Directors to fix by resolution or resolutions such designations and other terms, is as follows:

            (1) Preferred Stock:

            Shares of Preferred Stock may be issued from time to time in one or more series.

            The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Article FOURTH, to fix by resolution or resolutions the designation of each series of Preferred Stock and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of Delaware.

            If any proposed amendment to the Certificate of Incorporation of the Company would alter or change the preferences, special rights or powers given to any one or more outstanding series of Preferred Stock, so as to affect such series adversely, or would authorize the issuance of a class or classes of stock having preferences or rights with respect to dividends or dissolution or the distribution of assets that would be superior to the preferences or rights of such series of Preferred

    Stock so affected by the amendment shall be entitled to vote as a series upon such amendment, and the affirmative vote of two-thirds (2/3) of the outstanding shares of each such series shall be necessary to the adoption thereof, in addition to such other vote as may be required by the General Corporation Law of Delaware.

                The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote, without there being a class vote of the Preferred Stock.

                (2) Common Stock:

                Subject to all of the preferences and rights of the Preferred Stock or a series thereof that may be fixed by a resolution or resolutions of the Boards of Directors, dividends may be paid on the Common Stock as and when declared by the Board of Directors, out of any funds of the Company legally available for the payment of such dividends.

                Except as may otherwise be provided by a resolution or resolutions of the Board of Directors concerning the Preferred Stock or a series thereof, or by this Certificate of Incorporation or the General Corporation Law of Delaware, the holders of the shares of Common Stock issued and outstanding shall have and possess the exclusive right to notice of stockholders' meetings and the exclusive power to vote.

                FIFTH: The name and mailing address of the incorporation is as follows:


    Name                                           Address
    ----                                           -------
    A. D. Grier                 100 West Tenth Street Wilmington, Delaware


                SIXTH: At all elections of Directors of the Company, each stockholder who is entitled to vote upon such election shall be entitled to as many votes as shall be equal to the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of Directors with respect to his shares of stock multiplied by the number of Directors to be elected, and he may cast all of such votes for a single Director or may distribute them among the number to be voted for or for any two or more of them, as he sees fit.

                SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Company.

                EIGHTH: The Company shall indemnify any and all persons whom it has the power to indemnify pursuant to the General Corporation Law of Delaware against any and all expenses, judgments, fines, amounts paid in settlement, and any other liabilities to the fullest extent permitted by such Law and may, the discretion of the Board of Directors purchase and maintain insurance, at its expense, to protect itself and such persons against any such expense, judgment, fine, amount paid in settlement or other liability, whether or not the Company would have the power to so indemnify such person under the General Corporation Law of Delaware.

                I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make, file and record this Certificate of Incorporation, do hereby certify the facts herein stated are true, and have accordingly hereunto set my hand this 26th day of July, 1968.

                                 /s/ A.D. Grier

STATE OF DELAWARE       )
                        )   SS.
COUNTY OF NEW CASTLE    )

                      BE IT REMEMBERED that on this 26th day of July 1968, personally came before me, the subscriber, a Notary Public for the State and County aforesaid, A.D. Grier known to me personally to be such, and acknowledged the said Certificate of Incorporation to be her act and deed and that the facts therein stated are truly set forth.

    GIVEN under my hand and seal of office the day and year aforesaid.

      /s/ A. Dana Atwell
      Notary Public

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               DIODES INCORPORATED


        The undersigned, Carl Wertz, the Chief Financial Officer of Diodes Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the first sentence of ARTICLE FOURTH of the Certificate of Incorporation be, and it hereby is, amended to read in its entirety as follows:

               FOURTH: The Company is authorized to issue a total of thirty-one million (31,000,000) shares of all classes of stock. Of such total number of authorized shares of stock, thirty million (30,000,000) shares are Common Stock, each of which shares of Common Stock has a par value of Sixty-Six and Two-Thirds Cents ($.66-2/3), and one million (1,000,000) shares are Preferred Stock, each of which shares of Preferred Stock has a par value of One Dollar ($1.00).

SECOND: That at a meeting of the Board of Directors of Diodes Incorporated resolutions were duly adopted declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.

THIRD: That thereafter, pursuant to the resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of said amendment.

FOURTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.



FIFTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

               IN WITNESS WHEREOF, I have signed this Certificate this fifteenth day of June, 2000.



                             /s/ Carl Wertz
                             Carl Wertz
                             Chief Financial Officer, Secretary and Treasurer